Exhibit 99.1

SONUS NETWORKS REPORTS

FIRST QUARTER 2009 FINANCIAL RESULTS

WESTFORD, Mass., May 5, 2009 - Sonus Networks, Inc. (Nasdaq: SONS), providing network transformation through IP communications technology, today announced results for the first quarter ended March 31, 2009.

Revenue for the first quarter of fiscal 2009 was $41.0 million, compared to revenue from continuing operations of $89.5 million in the fourth quarter of fiscal 2008 and $73.6 million for the first quarter of fiscal 2008.  The Company’s net loss on a GAAP basis was $16.2 million, or $0.06 per share, for the first quarter of 2009, compared to a loss from continuing operations of $99.0 million, or $0.37 per share, for the fourth quarter of 2008, and income from continuing operations of $1.0 million, or $0.00 per share, for the first quarter of 2008.  The Company ended the quarter with cash, cash equivalents, marketable securities and investments totaling $386.1 million.

“The economic environment continues to be challenging,” said Richard Nottenburg, president and chief executive officer of Sonus Networks.  “We took additional cost and realignment actions during the first quarter and continued to focus our investment dollars on delivering new products and services which enhance the value proposition we bring to customers.  The strength of our balance sheet — specifically substantial cash and investments with no debt, gives us confidence we have the resources we need to achieve our plan.”

Conference Call Details:

Sonus Networks will host a conference call for analysts and investors to discuss its first quarter 2009 results today at 10:00 a.m. ET.

To listen via telephone:
Dial-in number: 800-908-8951
International Callers: +1 212-231-2902

To listen via the Internet:
Sonus will host a live webcast of the conference call.  To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

-END-

About Sonus Networks

Sonus Networks, Inc., providing network transformation through IP communications technology, is leading the evolution of communications networks to support the multi-media, multi-device demands of today’s digital lifestyle.  Sonus solutions and services enable fixed, mobile and cable operators to gain network awareness and new multi-media capabilities essential to retaining and expanding their subscriber base.  Through standards-based interoperable solutions and services, Sonus extends the investments made in traditional networks by enabling operators to seamlessly migrate to next generation technology and deliver the secure, reliable, scalable and cost-effective network needed to grow their business. For more information visit www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.  Risk factors include among others: the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s previous restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Sonus Investor Relations:	Sonus Media Relations:
David Roy / Karin Cellupica	Lucy Millington
978-614-8353 / 978-614-8615	978-614-8240
droy@sonusnet.com	lmillington@sonusnet.com
kcellupica@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Revenue:
Product	$19,403	$53,642	$50,706
Service	21,609	35,902	22,921
Total revenue	41,012	89,544	73,627

Cost of revenue:
Product	6,134	27,605	16,644
Service	11,663	22,023	11,034
Total cost of revenue	17,797	49,628	27,678

Gross profit	23,215	39,916	45,949

Gross profit %
Product	68.4%	48.5%	67.2%
Service	46.0%	38.7%	51.9%
Total gross profit %	56.6%	44.6%	62.4%

Operating expenses:
Research and development	16,353	15,780	20,327
Sales and marketing	12,147	18,737	18,505
General and administrative	10,495	17,309	9,940
Impairment of intangible assets	—	2,727	—
Restructuring	1,984	702	—
Total operating expenses	40,979	55,255	48,772

Loss from operations	(17,764)	(15,339)	(2,823)
Interest expense	(79)	(34)	(21)
Interest income	1,649	2,546	3,966
Other income (expense)	(7)	(29)	379

Income (loss) from continuing operations before income taxes	(16,201)	(12,856)	1,501
Income tax provision	(26)	(86,126)	(539)

Income (loss) from continuing operations	(16,227)	(98,982)	962
Loss from discontinued operations, net of tax	—	(183)	(396)
Loss on disposal of discontinued operations, net of tax	—	(741)	—

Net income (loss)	$(16,227)	$(99,906)	$566

Earnings (loss) per share:
Basic
Continuing operations	$(0.06)	$(0.37)	$—
Discontinued operations	—	—	—
	$(0.06)	$(0.37)	$—

Diluted
Continuing operations	$(0.06)	$(0.37)	$—
Discontinued operations	—	—	—
	$(0.06)	$(0.37)	$—

Shares used to compute earnings (loss) per share:
Basic	273,095	272,536	270,590
Diluted	273,095	272,536	271,222

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$192,079	$122,207
Marketable securities	144,727	180,786
Accounts receivable, net	50,576	75,788
Inventory, net	23,786	22,553
Deferred income taxes	116	111
Litigation settlement escrow	9,500	—
Other current assets	18,937	14,937
Total current assets	439,721	416,382

Property and equipment, net	16,533	17,852
Intangible assets, net	465	568
Goodwill	5,020	5,025
Investments	49,268	84,965
Deferred income taxes	1,594	1,611
Other assets	10,500	9,182
	$523,101	$535,585

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,329	$9,200
Accrued expenses	19,356	28,231
Accrued litigation settlements	9,600	9,600
Current portion of deferred revenue	54,308	40,962
Current portion of long-term liabilities	1,326	1,301
Total current liabilities	90,919	89,294

Deferred revenue	38,017	37,991
Long-term liabilities	1,422	1,865
Total liabilities	130,358	129,150

Commitments and contingencies

Stockholders equity:
Common stock	276	275
Additional paid-in capital	1,273,376	1,269,790
Accumulated deficit	(886,943)	(870,716)
Accumulated other comprehensive income	6,301	7,353
Treasury stock	(267)	(267)
Total stockholders' equity	392,743	406,435
	$523,101	$535,585

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended
	March 31,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(16,227)	$566
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	2,502	3,316
Amortization of intangible assets	96	140
Stock-based compensation	3,040	8,208
Loss on disposal of property and equipment	2	—
Deferred income taxes	(38)	242
Changes in operating assets and liabilities:
Accounts receivable	24,885	18,228
Inventory	(2,615)	(1,569)
Insurance receivable - litigation settlement	—	15,328
Other operating assets	(4,148)	2,216
Accounts payable	(3,348)	(7,384)
Accrued expenses and deferred rent	(8,951)	(17,198)
Litigation settlement liability	—	(40,000)
Deferred revenue	13,712	7,430
Net cash provided by (used in) operating activities	8,910	(10,477)

Cash flows from investing activities:
Purchases of property and equipment	(770)	(1,698)
Purchases of marketable securities	(11,936)	(61,319)
Sale/maturities of marketable securities	82,895	106,427
Decrease (increase) in litigation settlement escrow	(9,500)	25,000
Net cash provided by investing activities	60,689	68,410

Cash flows from financing activities:
Sale of common stock in connection with employee stock purchase plan	529	2,213
Proceeds from exercise of stock options	1	323
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(122)	(37)
Principal payments of capital lease obligations	(64)	(61)
Net cash provided by financing activities	344	2,438

Effect of exchange rate changes on cash and cash equivalents	(71)	(275)

Net increase in cash and cash equivalents	69,872	60,096
Cash and cash equivalents, beginning of period	122,207	118,933
Cash and cash equivalents, end of period	$192,079	$179,029

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, a change in estimate of a loss contingency related to an employment tax audit and the Zynetix earnout settlement included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our Corporate page at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended
	March 31,	December 31,	March 31,
	2009	2008	2008
Stock-based compensation
Cost of revenue - product	$116	$125	$186
Cost of revenue - service	465	387	1,148
Cost of revenue	581	512	1,334

Research and development expense	767	996	3,663
Sales and marketing expense	1,044	1,279	1,876
General and administrative expense	648	2,319	1,292
Operating expense	2,459	4,594	6,831

Total stock-based compensation	$3,040	$5,106	$8,165

Amortization of intangible assets
Cost of revenue - product	$96	$279	$49
Sales and marketing expense	—	52	—
Total amortization of intangible assets	$96	$331	$49

Change in estimate - reduction of loss contingency related to employment tax audit (1)
Cost of revenue - product	$—	$(1)	$(7)

Research and development expense	—	(1)	(51)
Sales and marketing expense	—	(3)	(96)
General and administrative expense	—	(117)	(387)
Operating expense	—	(121)	(534)

Interest income (expense)	—	71	—

Other income (expense)	—	—	379

Total change in estimate - reduction of loss contingency related to employment tax audit	$—	$(193)	$(920)

Earnout settlement - Zynetix (2)
General and administrative expense	$—	$(334)	$—

(1)

Change in estimate resulting in a reduction of the loss contingency related to the settlement of an employment tax audit by the Internal Revenue Service that had resulted from the stock option review and subsequent restatement.

(2)	Expense for the settlement of the earnout agreement with the former owners of Zynetix.